UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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INFOSPACE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 11, 2009, InfoSpace, Inc. issued the following press release:

FOR IMMEDIATE RELEASE

InfoSpace Announces the Adjournment of its Annual Meeting of Stockholders

BELLEVUE, Wash. (May 11, 2009) – InfoSpace, Inc. (“InfoSpace”) announced today that its Annual Meeting of Stockholders, which was convened on May 11, 2009, was adjourned to June 4, 2009 at 1:00 p.m., local time, at InfoSpace’s offices located at 601 108th Avenue NE, Suite 1200, Bellevue, Washington 98004. As discussed in the Proxy Statement distributed to stockholders on or about March 31, 2009, the stockholders of InfoSpace were scheduled to vote upon a proposal to amend InfoSpace’s Amended and Restated Certificate of Incorporation to implement transfer restriction provisions designed to protect InfoSpace’s valuable Net Operating Losses. A significant number of InfoSpace’s stockholders failed to return their proxy cards or otherwise indicate their votes with respect to this proposal prior to the start of the Annual Meeting. In order to pass, this proposal must be approved by holders of at least a majority of InfoSpace’s outstanding voting shares, and as a result, abstentions and non-votes have the same effect as votes against the proposal.

After considering the importance of the matter and the number of votes not cast, including broker non-votes, stockholders present at the meeting in person or by proxy approved a motion to adjourn and reconvene the Annual Meeting to allow InfoSpace stockholders additional time to vote on the proposals described in the Proxy Statement. Stockholders who have not voted on the proposals described in the Proxy Statement are encouraged to do so promptly. For stockholders that have already voted on the proposals, no additional action is necessary if you do not wish to change your vote. Proxies may be submitted or revoked at any time prior to the reconvening of the adjourned meeting on June 4, 2009. For assistance in voting your shares, please contact InfoSpace’s investor relations department at 425.709.8127.

Stockholders of InfoSpace are urged to read the Proxy Statement, which contains important information about the Annual Meeting and the proposals to be voted upon and it should be read carefully before any decision is made with respect to the matters to be voted upon.

About InfoSpace, Inc.

InfoSpace, Inc., a leading developer of metasearch products, is focused on bringing the best of the Web to Internet users. InfoSpace’s proprietary metasearch technology combines the top results from several of the largest online search engines, providing fast and comprehensive search results on InfoSpace sites including Dogpile (www.dogpile.com), MetaCrawler (www.metacrawler.com), WebCrawler (www.webcrawler.com), and WebFetch (www.webfetch.com). InfoSpace’s metasearch technology is also available on nearly 100 partner sites, including content, community and connectivity sites. More information may be found at www.infospaceinc.com.

Source: InfoSpace, Inc.

Contact:

Stacy Ybarra, InfoSpace

425.709.8127

stacy.ybarra@infospace.com